    As filed with the Securities and Exchange Commission on December 20, 2001
                                                 Registration Nos. 333-74866 and
                                                                    333-74866-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                       ---------------------------------

                                 AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ---------------------------------

   F.N.B. CORPORATION                                      FNB CAPITAL TRUST I

   (Exact name of registrant and co-registrant as specified in their charters)


        STATE OF FLORIDA                     25-1255406                    STATE OF DELAWARE                   APPLIED FOR
 (State or other jurisdiction of            (IRS Employer            (State or other jurisdiction             (IRS Employer
 incorporation or organization)         Identification Number)     of incorporation or organization)       Identification Number)


                       ---------------------------------

     2150 GOODLETTE ROAD NORTH                  2150 GOODLETTE ROAD NORTH
       NAPLES, FLORIDA 34102                      NAPLES, FLORIDA 34102

(Addresses, including zip codes, and telephone numbers, including area codes, of registrant's and co-registrant's principal executive offices)

                       ---------------------------------

                                  GARY L. TICE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               F.N.B. CORPORATION
                            2150 GOODLETTE ROAD NORTH
                              NAPLES, FLORIDA 34102
                                 (800) 262-7600

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                        ---------------------------------

                              Copies requested to:

                            ROBERT C. SCHWARTZ, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                      1230 PEACHTREE STREET, NE, SUITE 3100
                             ATLANTA, GEORGIA 30309
                             (404) 815-3500 (PHONE)
                              (404) 685-7058 (FAX)

                        ---------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                              AMOUNT TO BE    PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
              TITLE OF SHARES TO BE REGISTERED              REGISTERED(1)(2)       OFFERING PRICE(3)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share, of F.N.B.
Corporation...............................................              --                --                        --
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $0.01 per share, of F.N.B.
Corporation...............................................              --                --                        --
------------------------------------------------------------------------------------------------------------------------------
Debt Securities of F.N.B. Corporation (4).................              --                --                        --
------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of FNB Capital Trust I.........              --                --                        --
------------------------------------------------------------------------------------------------------------------------------
Guarantee of F.N.B. Corporation with respect to the Trust
Preferred Securities (5)..................................             N/A               N/A                       N/A
------------------------------------------------------------------------------------------------------------------------------
Warrants (6)..............................................              --                --                        --
==============================================================================================================================
TOTAL.....................................................    $200,000,000               100%                  $47,800 (7)
==============================================================================================================================

(1) There are being registered hereunder such indeterminate number of shares of Common Stock and Preferred Stock and such indeterminate principal amount of Debt Securities and such indeterminate number of Trust Preferred Securities as shall have an aggregate initial offering price not to exceed $200,000,000. If any Debt Securities are issued at a discount, then the offering price of such debentures shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock, warrants and debentures as may be issued upon conversion of or exchange for debentures that provide for conversion or exchange, or pursuant to the antidilution provisions of any such securities.

(2) In U.S. dollars or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies as shall result in an aggregate initial offering price not to exceed $200,000,000.

(3) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(4) The Debt Securities offered hereby may include Junior Subordinated Debentures of F.N.B. Corporation issued in connection with an offering of Trust Preferred Securities of FNB Capital Trust I.

(5) F.N.B. Corporation is also registering under this Registration Statement all other obligations that it may have with respect to FNB Capital Trust I Preferred Securities issued by FNB Capital Trust I. No separate consideration will be received for the guarantee by F.N.B. Corporation, or any other such obligation, and pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to these guarantees.

(6) Warrants may be sold separately or with Common Stock, Preferred Stock or Debt Securities.

(7) Previously paid in connection with the initial filing of this Registration Statement on December 10, 2001.

                       ----------------------------------


THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE


         This Amendment No. 1 to the Registration Statement on Form S-3 of F.N.B. Corporation and FNB Capital Trust I is being filed for the purpose of filing Exhibits 5.2, 23.1, 23.2 and 23.3 hereto.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be borne by FNB (the "Company") in connection with the sale and distribution of the securities offered hereby.

         The estimated expenses of issuance and distribution in connection with the offering are as set forth in the following table and will be paid by FNB:

         Securities and Exchange Commission registration fee.......  $47,800
         Listing fee...............................................        *
         Blue Sky fees and expenses................................        *
         Printing and engraving expenses...........................        *
         Rating Agencies' fees.....................................        *
         Legal fees and expenses...................................        *
         Accounting fees and expenses..............................        *
         Trustees' fees and expenses...............................        *
         Miscellaneous.............................................
                                                                     -------
            Total..................................................  $     *
                                                                     =======

         ---------------
         * To be filed by amendment, Form 8-K or Rule 424 filing.

         All amounts other than the Securities and Exchange Commission registration fee are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful.

         In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         FNB's Articles of Incorporation provide that FNB shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of FNB or otherwise) arising out of their service to FNB or to another organization at FNB's request, or because of their positions with FNB. The Articles further provide that FNB may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not FNB would have the power to indemnify him against such liability by law or under the provisions of this paragraph.

         FNB's Bylaws provide that to the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

ITEM 16..EXHIBITS

         The following exhibits are filed herewith, incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:


          Exhibits      Description
          --------      -----------

            1.1         Form of Underwriting Agreement for Common Stock. *

            1.2         Form of Underwriting Agreement for Debt Securities.*

            1.3         Form of Underwriting Agreement for Trust Preferred
                        Securities.*

            3.1         Articles of Incorporation as currently in effect
                        (incorporated by reference to Exhibit 4.1 of FNB's Form
                        8-K filed on June 1, 2001).

            3.2 Bylaws of FNB as currently in effect (incorporated by reference to Exhibit 4.2 of FNB's Form 8-K filed on June
                        1, 2001).

            4.1         Form of Debt Securities Indenture. **

            4.2         Form of Debt Security (included in Exhibit 4.1). **

            4.3         Form of Junior Subordinated Debentures Indenture. **

            4.4         Form of Junior Subordinated Debenture (included in
                        Exhibit 4.3). **

            4.5         Certificate of Trust of FNB Capital Trust I. **

            4.6         Trust Agreement of FNB Capital Trust I. **

            4.7         Form of Amended and Restated Trust Agreement of FNB
                        Capital Trust I. **

            4.8         Form of Trust Preferred Security of FNB Capital Trust I
                        (included in Exhibit 4.7). **

            4.9 Form of Trust Preferred Securities Guarantee Agreement relating to FNB Capital Trust I. **

            4.10 Form of Agreement as to Expenses and Liabilities between FNB and FNB Capital Trust I (included in Exhibit 4.7). **

            5.1 Opinion of James G. Orie, Esq. as to the validity of the offered securities of FNB. **

            5.2         Opinion of Richards, Layton & Finger (Delaware counsel).

            8.1 Opinion of Smith, Gambrell & Russell, LLP as to certain tax matters.*

            12.1        Statement Regarding Computation of Ratio of Earnings to
                        Fixed Charges. **

            23.1        Consent of Ernst & Young LLP.

            23.2        Consent of Bobbitt, Pittenger & Company, P.A.

            23.3        Consent of Richards, Layton & Finger (included in
                        Exhibit 5.2).

            23.4        Consent of James G. Orie (included in Exhibit 5.1). **

            23.5        Consent of Smith, Gambrell & Russell, LLP (included in
                        Exhibit 8.1)*

            24 Power of Attorney (included with signature pages to this Registration Statement). **

            25.1        Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Debt
                        Securities Trustee.*

            25.2        Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Junior
                        Subordinated Debentures Trustee.*

            25.3        Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Property
                        Trustee, relating to FNB Capital Trust I.*

            25.4        Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Guarantee
                        Trustee, relating to FNB Capital Trust I.*

            * To be filed by amendment or as an exhibit to a document to be incorporated by reference.

            **          Previously filed with this Registration Statement.


ITEM 17. UNDERTAKINGS

(a)      The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or 15(d) of the Securities

                  Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrants hereby undertake:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naples, State of Florida, on December 18, 2001.

                             F.N.B. CORPORATION


                             By: /s/ Gary L. Tice
                                ------------------------------------------------
                                  Gary L. Tice
                                  President and Chief Executive Officer
                                  (principal executive officer)


                             By: /s/ John D. Waters
                                ------------------------------------------------
                                  John D. Waters
                                  Vice President and Chief Financial Officer
                                  (principal financial and accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

        Signature                            Title                                    Date
        ---------                            -----                                    ----


*                                            Chairman of the Board                December 18, 2001
---------------------------------
Peter Mortensen


/s/ Gary L. Tice                             President, Chief Executive           December 18, 2001
---------------------------------            Officer and Director
Gary L. Tice


*                                            Vice Chairman                        December 18, 2001
---------------------------------
Stephen J. Gurgovits


                                             Director                                        , 2001
---------------------------------                                                 -----------
W. Richard Blackwood


                                             Director                                        , 2001
---------------------------------                                                 -----------
Alan C. Bomstein


*                                            Director                             December 18, 2001
---------------------------------
William B. Campbell


*                                            Director                             December 18, 2001
---------------------------------
Charles T. Cricks


*                                            Director                             December 18, 2001
---------------------------------
Henry M. Ekker


*                                            Director                             December 18, 2001
---------------------------------
James S. Lindsey


                                             Director                                        , 2001
---------------------------------                                                 -----------
Paul P. Lynch


                                             Director                                        , 2001
---------------------------------                                                 -----------
Edward J. Mace


                                             Director                                        , 2001
---------------------------------                                                 -----------
Robert S. Moss


                                             Director                                        , 2001
---------------------------------                                                 -----------
William A. Quinn


*                                            Director                             December 18, 2001
---------------------------------
William J. Strimbu


*                                            Director                             December 18, 2001
---------------------------------
Archie O. Wallace


*                                            Director                             December 18, 2001
---------------------------------
James T. Weller


                                             Director                                        , 2001
---------------------------------                                                 -----------
Eric J. Werner


                                             Director                                        , 2001
---------------------------------                                                 -----------
Robert B. Wiley


                                             Director                                        , 2001
---------------------------------                                                 -----------
Donna C. Winner



*  By:  /s/ John D. Waters
      ---------------------------
      John D. Waters,
      attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naples, State of Florida, on December 18, 2001.

                                       FNB CAPITAL TRUST I


                                       By: /s/ Gary L. Tice
                                          -----------------------------------
                                            Gary L. Tice
                                            Administrator



                                       By: /s/ John D. Waters
                                          -----------------------------------
                                          John D. Waters
                                          Administrator

                                INDEX TO EXHIBITS


          Exhibits      Description
          --------      -----------

            5.2         Opinion of Richards, Layton & Finger (Delaware counsel).

            23.1        Consent of Ernst & Young LLP.

            23.2        Consent of Bobbitt, Pittenger & Company, P.A.

            23.3        Consent of Richards, Layton & Finger (included in
                        Exhibit 5.2).